As filed with the Securities and Exchange Commission on July 19, 2024

Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

46-2612944

(I.R.S. Employer Identification Number)

4016 Raintree Rd., Ste 300

Chesapeake, VA 23321

Telephone: (800) 490-5020

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

with a copy to:

M. Ali Panjwani

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0820

As soon as practicable after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 19, 2024

PRELIMINARY PROSPECTUS

Greenwave Technology Solutions, Inc.

27,612,612 Shares

COMMON STOCK

This prospectus relates to the resale, from time to time, by the selling stockholders named herein (the “Selling Stockholders”) of up to 27,612,612 shares of our common stock, par value $0.001 per share (“common stock”), consisting of: (i) up to an aggregate of 1,894,280 shares of our common stock issuable upon exercise of certain outstanding warrants (the “Inducement Warrants”) issued in connection with an inducement to exercise then-existing warrants; (ii) up to an aggregate of 4,556,903 shares of our common stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on April 22, 2024 concurrently with a registered direct offering (the “April RD Warrants”); (iii) up to an aggregate of 14,178,680 shares of our common stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on May 16, 2024 concurrently with a registered direct offering (the “May RD Warrants”); (iv) up to an aggregate of 5,044,885 shares of our common stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on June 10, 2024 concurrently with a registered direct offering (the “June RD Warrants”); (v) up to 232,100 shares of our common stock issuable upon exercise of warrants issued to the financial advisor in connection with the Inducement Warrants (the “March FA Warrants”), up to 477,573 shares of our common stock issuable upon exercise of warrants issued to the financial advisor in connection with the April RD Warrants (the “April FA Warrants”), and 311,342 shares of our common stock issuable exercise of warrants issued to the financial advisor in connection with the May RD Warrants (the “May FA Warrants”); (vi) up to an aggregate of 504,489 shares of our common stock issuable exercise of warrants issued to the financial advisor in connection with the June RD Warrants (the “June FA Warrants” and together with the March FA Warrants, the April FA Warrants, the May FA Warrants, the Inducement Warrants, the April RD Warrants, the May RD Warrants, and the June RD Warrants, the “Warrants”); and (vii) 412,360 shares of our common stock (the “Exchange Shares”) issued to an entity controlled by our Chief Executive Officer in connection with an exchange agreement dated April 22, 2024 (the “Exchange Agreement”). All share numbers herein are adjusted for the one-for-one hundred fifty (1:150) reverse stock split of our common stock that we effectuated with an effective time of 11:59 p.m. Eastern Time on May 31, 2024 (the “Reverse Stock Split”). Our common stock began trading on Nasdaq on a split-adjusted basis beginning at the open of the market on June 3, 2024.

We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the shares of our common stock by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current applicable exercise price, with respect to all of the 27,200,252 shares of common stock, would result in gross proceeds to us of approximately $79,521,010.

We will pay the expenses of registering the shares of common stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders. The Selling Stockholders may sell our shares of common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for our common stock or in negotiated transactions.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “GWAV.” On July 18, 2024, the last reported sale price of our common stock was $1.64 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Our principal executive office is located at 4016 Raintree Rd., Ste 300, Chesapeake, VA 23321, and our telephone number is (800) 490-5020.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated ___, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholders named herein (the “Selling Stockholders”) have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholders are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus applicable to that jurisdiction.

If required, each time the Selling Stockholders offer shares of our common stock, par value $0.001 per share (“common stock”), we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholders to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Information Incorporated by Reference” before buying any of the securities offered.

As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” “the Company,” “Greenwave,” “Registrant” refer to Greenwave Technology Solutions, Inc. and its subsidiaries. Additionally, any reference to (i) “Empire” refers to the Company’s wholly owned subsidiary, “Empire Services, Inc.” and the assets used in its operation. Also, any reference to “common share” or “common stock,” refers to our $0.001 par value common stock on a post-Reverse Stock Split basis.

Unless otherwise stated, the information which appears on our web site www.GWAV.com is not part of this report and is specifically not incorporated by reference. Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and variations of these words and similar references to future periods, although not all forward-looking statements contain these identifying words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances, including but not limited to risk factors incorporated by reference under “Item 1A. Risk Factors” to Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other factors described elsewhere in this prospectus or in our current and future filings with the SEC. As a result, our actual results may differ materially from those expressed or forecasted in the forward-looking statements, and you should not rely on such forward-looking statements. You should carefully read this prospectus, together with the information incorporated by reference herein and therein as described under the sections titled “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our ability to continue as a going concern;

●	our reliance on third party vendors;

●	our dependence on our executive officers;

●	our financial performance guidance;

●	material weaknesses in our internal control over financial reporting;

●	regulatory developments in the United States and foreign countries;

●	the impact of laws, regulations, accounting standards, regulatory requirements, judicial decisions and guidance issued by authoritative bodies;

●	our estimates regarding expenses, future revenue and cash flow, capital requirements and needs for additional financing;

●	our financial performance;

●	our ability to regain and maintain compliance with the listing standards of Nasdaq;

●	the ability to recognize the anticipated benefits of our business combination and/or divestitures; and

●	the effect of COVID-19 on the foregoing.

Any forward-looking statement made by us in this prospectus, including the documents incorporated by reference in this prospectus, is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the section of this prospectus entitled “Risk Factors” for more information about important risks that you should consider before investing in our common stock.

Our Business

We were formed on April 26, 2013 as a technology platform developer under the name MassRoots, Inc. In October 2021, we changed our corporate name from “MassRoots, Inc.” to “Greenwave Technology Solutions, Inc.” We sold all of our social media assets on October 28, 2021 for cash consideration equal to $10,000 and have discontinued all operations related to our social media business. On September 30, 2021, we closed our acquisition of Empire Services, Inc. (“Empire”), which operates 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The acquisition was effective October 1, 2021 upon the effectiveness of the Certificate of Merger in Virginia.

Upon the acquisition of Empire, we transitioned into the scrap metal industry which involves collecting, classifying and processing appliances, construction material, end-of-life vehicles, boats, and industrial machinery. We process these items by crushing, shearing, shredding, separating, and sorting, into smaller pieces and categorize these recycled ferrous, nonferrous, and mixed metal pieces based on density and metal prior to sale. In cases of scrap cars, we remove the catalytic converters, aluminum wheels, and batteries for separate processing and sale prior to shredding the vehicle. We have designed our systems to maximize the value of metals produced from this process.

We operate an automotive shredder at our Kelford, North Carolina location and a second automotive shredder at our Carrollton, Virginia location is expected to come online in the second quarter of 2024. Our shredders are designed to produce a denser product and, in concert with advanced separation equipment, more refined recycled ferrous metals, which are more valuable as they require less processing to produce recycled steel products. In totality, this process reduces large metal objects like auto bodies into baseball-sized pieces of shredded recycled metal.

The shredded pieces are then placed on a conveyor belt under magnetized drums to separate the ferrous metal from the mixed nonferrous metal and residue, producing consistent and high-quality ferrous scrap metal. The nonferrous metals and other materials then go through a number of additional mechanical systems which separate the nonferrous metal from any residue. The remaining nonferrous metal is further processed to sort the metal by type, grade, and quality prior to being sold as products, such as zorba (mainly aluminum), zurik (mainly stainless steel), and shredded insulated wire (mainly copper and aluminum).

One of our main corporate priorities is to open a facility with rail or deep-water port access to enable us to efficiently transport our products to domestic steel mills and overseas foundries. Because this would greatly expand the number of potential buyers of our processed scrap products, we believe opening a facility with port or rail access could result in an increase in both the revenue and profitability of our existing operations.

Empire is headquartered in Chesapeake, Virginia and employs 141 people as of July 9, 2024.

Products and Services

Our main product is selling ferrous metal, which is used in the recycling and production of finished steel. It is categorized into heavy melting steel, plate and structural, and shredded scrap, with various grades of each of those categorizations based on the content, size and consistency of the metal. All of these attributes affect the metal’s value.

We also process nonferrous metals such as aluminum, copper, stainless steel, nickel, brass, titanium, lead, alloys and mixed metal products. Additionally, we sell the catalytic converters recovered from end-of-life vehicles to processors which extract the nonferrous precious metals such as platinum, palladium and rhodium.

We provide metal recycling services to a wide range of suppliers, including large corporations, industrial manufacturers, retail customers, and government organizations.

Pricing and Customers

Prices for our ferrous and nonferrous products are based on prevailing market rates and are subject to market cycles, worldwide steel demand, government regulations and policy, and supply of products that can be processed into recycled steel. Our main buyers adjust the prices they pay for scrap metal products based on market rates usually on a monthly or bi-weekly basis. We are usually paid for the scrap metal we deliver to customers within 14 days of delivery.

Based on any price changes from our customers or our other buyers, we in turn adjust the price for unprocessed scrap we pay suppliers in order to manage the impact on our operating income and cash flows.

The spread we are able to realize between the sales prices and the cost of purchasing scrap metal is determined by a number of factors, including transportation and processing costs. Historically, we have experienced sustained periods of stable or rising metal selling prices, which allow us to manage or increase our operating income. When selling prices decline, we adjust the prices we pay customers to minimize the impact to our operating income.

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Sources of Unprocessed Metal

Our main sources of unprocessed metal we purchase are end-of-life vehicles, old equipment, appliances and other consumer goods, and scrap metal from construction or manufacturing operations. We acquire this unprocessed metal from a wide base of suppliers including large corporations, industrial manufacturers, retail customers, and government organizations who unload their metal at our facilities or we pick it up and transport it from the supplier’s location. Currently, our operations and main suppliers are located in the Hampton Roads and northeastern North Carolina markets. In the second quarter of 2023, we are expanding our operations by opening a metal recycling facility in Cleveland, Ohio.

Our supply of scrap metal is influenced by the overall health of economic activity in the United States, changes in prices for recycled metal, and, to a lesser extent, seasonal factors such as severe weather conditions, which may prohibit or inhibit scrap metal collection.

Competition

We compete with several large, well-financed recyclers of scrap metal, steel mills which own their own scrap metal processing operations, and with smaller metal recycling companies. Demand for metal products is sensitive to global economic conditions, the relative value of the U.S. dollar, and availability of material alternatives, including recycled metal substitutes. Prices for recycled metal are also influenced by tariffs, quotas, and other import restrictions, and by licensing and government requirements.

We aim to create a competitive advantage through our ability to process significant volumes of metal products and utilize the technology solutions, our use of processing and separation equipment, the number and location of our facilities, and the operating synergies we have been able to develop based on our experience.

Nasdaq Listing Deficiency

On November 21, 2023, we received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq indicating that Nasdaq had determined that we had failed to comply with certain Nasdaq Listing Rules.

By letter dated June 17, 2024, Nasdaq notified the Company that it had regained compliance with Nasdaq Listing Rules and that the scheduled hearing originally planned for June 25, 2024 was cancelled. The Company’s common stock will continue to trade on Nasdaq under the symbol “GWAV”.

Reverse Stock Split

On May 20, 2024, our stockholders approved a proposal at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) further amending our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our common stock at a ratio between one-for-two (1:2) and one-for-one hundred fifty (1:150), without reducing the authorized number of our shares of common stock. Following the Annual Meeting, our Board of Directors approved a final split ratio of one-for-one hundred fifty (1:150). Following such approval, on May 29, 2024, we filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 11:59 p.m. Eastern Time on May 31, 2024 (the “Reverse Stock Split”). Our common stock began trading on Nasdaq on a split-adjusted basis beginning on June 3, 2024. Unless otherwise noted, all share and per share information relating to our Common Stock in this prospectus has been adjusted to reflect the 1-for-150 Reverse Stock Split.

Corporate Information

Our principal executive office is located at 4016 Raintree Rd., Ste 300, Chesapeake, VA 23321, and our telephone number is (800) 490-5020. Our Internet website address is www.GWAV.com. We were incorporated in the State of Delaware on April 26, 2013.

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The Offering

Securities offered by the Selling Stockholders:	Up to 27,612,612 shares of our common stock, par value $0.001 per share (“common stock”), consisting of: (i) up to an aggregate of 1,894,280 shares of our common stock issuable upon exercise of certain outstanding warrants (the “Inducement Warrants”) issued in connection with an inducement to exercise then-existing warrants; (ii) up to an aggregate of 4,556,903 shares of our common stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on April 22, 2024 concurrently with a registered direct offering (the “April RD Warrants”); (iii) up to an aggregate of 14,178,680 shares of our common stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on May 16, 2024 concurrently with a registered direct offering (the “May RD Warrants”); (iv) up to an aggregate of 5,044,885 shares of our common stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on June 10, 2024 concurrently with a registered direct offering (the “June RD Warrants”); (v) up to 232,100 shares of our common stock issuable upon exercise of warrants issued to the financial advisor in connection with the Inducement Warrants (the “March FA Warrants”), up to 477,573 shares of our common stock issuable upon exercise of warrants issued to the financial advisor in connection with the April RD Warrants (the “April FA Warrants”), and 311,342 shares of our common stock issuable exercise of warrants issued to the financial advisor in connection with the May RD Warrants (the “May FA Warrants”), (vi) up to an aggregate of 504,489 shares of our common stock issuable exercise of warrants issued to the financial advisor in connection with the June RD Warrants, (the “June FA Warrants” and together with the March FA Warrants, the April FA Warrants, the May FA Warrants, the Inducement Warrants, the April RD Warrants, the May RD Warrants, and the June RD Warrants, the “Warrants”); and (vii) 412,360 shares of our common stock (the “Exchange Shares”) issued to an entity controlled by our Chief Executive Officer in connection with an exchange agreement dated April 22, 2024 (the “Exchange Agreement”).

Common stock outstanding prior to the offering:	12,750,628 shares

Common stock to be outstanding after the offering assuming exercise of all Warrants:	39,950,880 shares

Use of Proceeds:	We will not receive any proceeds from the sale by the Selling Stockholders of the shares of common stock being offered by this prospectus. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $79,521,010. The proceeds from such Warrant exercises, if any, will be used for expansion of our metal recycling operations, bringing our copper extraction system online, and other working capital and general corporate purposes.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section on page 4 before deciding to invest in our securities.

Trading Symbol:	Our common stock is currently quoted on The Nasdaq Capital Market under the trading symbol “GWAV”.

(1)	The number of shares of common stock to be outstanding after this offering is based on 12,750,628 shares of our common stock outstanding as of July 18, 2024, which excludes as of such date:

	●	754 shares of common stock issuable upon the exercise of certain vested options with a weighted average exercise price of $24,089 per share; and

	●	16,525 shares of common stock issuable upon the exercise of certain vested warrants with a weighted average exercise price of $2.85 per share.

3

RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below, as well as the risks described in or incorporated by reference in this prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our most recent Annual Report for the year ended December 31, 2023, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related to Our Common Stock and this Offering

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on our historical losses from operations and the potential need for additional financing to fund our operations. It is not possible at this time for us to predict with assurance the potential success of our business. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our securities.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

With limited exceptions, we are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

If we are unable to satisfy the applicable continued listing requirements of Nasdaq, our common stock could be delisted.

On November 21, 2023, we received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq indicating that Nasdaq had determined that we had failed to comply with certain Nasdaq Listing Rules.

By letter dated June 17, 2024, Nasdaq notified the Company that it had regained compliance with Nasdaq Listing Rules and that the scheduled hearing originally planned for June 25, 2024 was cancelled. The Company’s common stock will continue to trade on Nasdaq under the symbol “GWAV”. Although we anticipate complying with Nasdaq’s Listing Rules going forward, there can be no assurance that we will be able to meet continued listing requirements in the future. In determining whether to afford a company a cure period prior to commencing suspension or delisting procedures, Nasdaq analyzes all relevant facts including any past deficiencies, and thus our prior deficiencies could be used as a factor by Nasdaq in any future decision to delist our securities from trading on its exchange.

If our common stock is delisted, it could reduce the price of our common stock and the levels of liquidity available to our stockholders. In addition, the delisting of our common stock could materially adversely affect our access to the capital markets and any limitation on liquidity or reduction in the price of our common stock could materially adversely affect our ability to raise capital. Delisting from Nasdaq could also result in other negative consequences, including the potential loss of confidence by suppliers, customers and employees, the loss of institutional investor interest and fewer business development opportunities.

A substantial number of shares of common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering, the Selling Stockholders may sell up to 27,612,612 shares of common stock. This sale and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of the common stock on Nasdaq. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Our management has significant flexibility in using the net proceeds of this offering.

We currently intend to use the net proceeds from this offering for expansion of our metal recycling operations, bringing our copper extraction system online, and other working capital and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. Management’s failure to use these funds effectively would have an adverse effect on the value of our common stock and could make it more difficult and costly to raise funds in the future.

We do not intend to apply for any listing of the Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the unregistered warrants.

We do not intend to apply for any listing of the Warrants on Nasdaq or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants. Without an active market, the liquidity of the Warrants will be limited. Further, the existence of the Warrants may act to reduce both the trading volume and the trading price of our common stock.

The market price of our common stock may be volatile and adversely affected by several factors.

Our share price is highly volatile. During the past 12 months, the closing price of our common stock ranged from a high of $165.00 per share to a low of $1.535 per share (all on a post-Reverse Stock Split basis). The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies; however, the fluctuation in the price of our common stock is still larger than the stock market in general. As a result of this volatility, you may not be able to sell your common stock at or above the price at which you purchased your common stock and you may lose some or all of your investment. In addition to the general volatility risks of the market, our common stock may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. As a company with a relatively small public float, our common stock may experience greater stock price volatility, extreme price run-ups, lower trading volume, large spreads in bid and asked prices, and less liquidity than large-capitalization companies. Trading in our common stock may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the value of our common stock . Because of the low public float and the absence of any significant trading volume, the public offering price may not reflect the price at which you would be able to sell shares if you want to sell any shares you own or buy shares if you wish to buy share. If the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the prices of our common stock. A low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. The volatility also could adversely affect our ability to issue additional common stock or other securities and our ability to obtain stock market based financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained.

Due to the recent implementation of the Reverse Stock Split, the liquidity of our common stock may be adversely effected.

Our common stock began trading on Nasdaq on a Reverse Stock Split-adjusted basis beginning on June 3, 2024. The liquidity of the shares of our common stock may be affected adversely by any reverse stock split given the reduced number of shares of our common stock that are outstanding following the Reverse Stock Split, especially if the market price of our common stock does not increase as a result of the Reverse Stock Split. Following the Reverse Stock Split, the resulting market price of our common stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Split resulted in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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INDUCEMENT WARRANTS

On March 18, 2024, we extended warrant exercise inducement offer letters (the “Inducement Letters”) to the holders (the “Holders”) of our existing warrants to purchase shares of common stock (the “Existing Warrants”), pursuant to which the Holders could exercise for cash their Existing Warrants to purchase an aggregate of up to 107,652 shares of common stock, in the aggregate, at an exercise price of $30.60 per share, in exchange for our agreement to issue the Inducement Warrants on the terms described below, to purchase up to 215,305 shares of common stock (the “Inducement Warrant Shares”). From March 18 to March 26, 2024, we issued 91,825 shares for the exercise of the Existing Warrants for proceeds of $2,809,568. We issued 18,650 Inducement Warrants to the Holders who exercised during the inducement period. In addition, in connection with the Inducement Warrants, we issued 18,002 March FA Warrants to Dawson James Securities, LLC and its designees in connection with their services as financial advisor.

The shares of common stock issued upon exercise of the Existing Warrants are registered for resale by the Holders pursuant to existing registration statements on Form S-1 (File No. 333-261771), Form S-1 (File No. 333-269089) and Form S-3 (File No. 333-274293), which were each declared effective by the U.S. Securities Exchange Commission on May 2, 2022, April 14, 2023 and September 12, 2023, respectively.

We also agreed to file a registration statement on Form S-3 (or other appropriate form if we are not then Form S-3 eligible) covering the resale of the Inducement Warrants Shares issued or issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”) by April 25, 2024.

On May 20, 2024, at the Annual Meeting, our stockholders approved the issuance of the Inducement Warrants and the Inducement Warrant Shares upon exercise of the Inducement Warrants.

On June 10, 2024, as a result of the reverse-split adjustment contained in the Inducement Warrants and March FA Warrants, the number of shares underlying the warrants increased to 1,894,280 and 232,100 shares, respectively, while the exercise price of these warrants was reduced to $2.9664 per share. On June 10, 2024, as a result of the price protection provisions contained in the Inducement Warrants and March FA Warrants, the exercise price of these warrants was reduced to $2.91 per share.

Each Inducement Warrant has an exercise price equal to $2.91 per share, is contingent upon receiving stockholder approval, and may be exercised until five years from the date of such stockholder approval. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. Subject to stockholder approval, the Inducement Warrants also contain (i) exercise price reset provisions triggered by any intervening reverse stock splits and (ii) anti-dilution protection provisions relating to subsequent equity sales of shares of our common stock or common stock equivalents at an effective price per share lower than the then effective exercise price of such Inducement Warrants. The Inducement Warrants will be issued in certificated form only. Each March FA Warrant is identical in terms to the Inducement Warrants.

The issuance of the Inducement Warrants and the March FA Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

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REGISTERED DIRECT OFFERINGS

April Registered Direct Offering

On April 22, 2024, we entered into a securities purchase agreement (the “April RD Purchase Agreement”) with certain of the Selling Stockholders, pursuant to which, we sold, and such Selling Stockholders purchased, an aggregate of 300,397 shares of common stock, in a registered direct offering, and accompanying April RD Warrants to purchase up to 300,397 shares of common stock in a concurrent private placement, for gross proceeds of $5,258,340, before deducting the financial advisor’s fees and other estimated offering expenses (the “Offering”). The purchase price for each share and the accompanying April RD Warrant was $17.51. The transaction closed on April 24, 2024. In addition, in connection with the Offering, we issued 25,186 April FA Warrants to Dawson James Securities, LLC and its designees in connection with their services as financial advisor.

On June 10, 2024, as a result of the reverse-split adjustment contained in the April RD Warrants and April FA Warrants, the number of shares underlying the warrants increased to 4,556,903 and 477,573 shares, respectively, while the exercise price of these warrants was reduced to $2.9664 per share, subject to shareholder approval. On June 10, 2024, as a result of the price protection provisions contained in the April RD Warrants and April FA Warrants and due to the issuance of the May RD Warrants, the exercise price of these warrants was reduced to $2.91 per share, subject to shareholder approval.

The April RD Warrants are exercisable on or after the date of stockholder approval and have an exercise price of $2.91 per share, subject to shareholder approval. The April RD Warrants will expire five years from the date we obtain stockholder approval for the issuance of the April RD Warrants and the shares issuable upon exercise of the April RD Warrants. Each April RD Warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions, and following the approval our stockholders, (i) exercise price provisions triggered by any intervening reverse stock splits and (ii) anti-dilution provisions relating to future issuances or deemed issuances of our common stock at a price per share below the then-current exercise price of the April RD Warrants. The April RD Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares issuable upon exercise of the April RD Warrants.

The April FA Warrants have generally the same terms and conditions as the April RD Warrants, except that the April FA Warrants will have a term of five years from the commencement of sales.

The issuance of the April RD Warrants and the April FA Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

May Registered Direct Offering

On May 16, 2024, we entered into a securities purchase agreement (the “May RD Purchase Agreement”) with certain of the Selling Stockholders, pursuant to which, we sold, and such Selling Stockholders purchased, an aggregate of 2,803,985 shares of common stock, in a registered direct offering, and accompanying May RD Warrants to purchase up to 2,803,985 shares of common stock in a concurrent private placement, for gross proceeds of $21,871,000.06, before deducting the financial advisor’s fees and other estimated offering expenses (the “Offering”). The purchase price for each share and the accompanying May RD Warrant was $7.80. The transaction closed on May 20, 2024. In addition, in connection with the Offering, we issued 49,257 May FA Warrants to Dawson James Securities, LLC and its designees in connection with their services as financial advisor.

On June 10, 2024, as a result of the reverse-split adjustment contained in the May RD Warrants and May FA Warrants, the number of shares underlying the warrants increased to 14,178,680 and 311,342 shares, respectively, while the exercise price of these warrants was reduced to $2.9664 per share, subject to shareholder approval. On June 10, 2024, as a result of the price protection provisions contained in the May RD Warrants and May FA Warrants and due to the issuance of the May RD Warrants, the exercise price of these warrants was reduced to $2.91 per share, subject to shareholder approval.

The May RD Warrants are exercisable on or after the date of stockholder approval and have an exercise price of $2.91 per share, subject to shareholder approval. The May RD Warrants will expire five years from the date we obtain stockholder approval for the issuance of the May RD Warrants and the shares issuable upon exercise of the May RD Warrants. Each May RD Warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions, and following the approval our stockholders, (i) exercise price provisions triggered by any intervening reverse stock splits and (ii) anti-dilution provisions relating to future issuances or deemed issuances of our common stock at a price per share below the then-current exercise price of the May RD Warrants. The May RD Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares issuable upon exercise of the May RD Warrants.

The May FA Warrants have generally the same terms and conditions as the May RD Warrants, except that the May FA Warrants will have a term of five years from the commencement of sales.

The issuance of the May RD Warrants and the May FA Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

June Registered Direct Offering

On June 10, 2024, we entered into a securities purchase agreement (the “June RD Purchase Agreement”) with certain of the Selling Stockholders, pursuant to which, we sold, and such Selling Stockholders purchased, an aggregate of 5,044,885 shares of common stock, in a registered direct offering, and accompanying June RD Warrants to purchase up to 5,044,885 shares of common stock in a concurrent private placement, for gross proceeds of $15,311,225.98, before deducting the placement agent’s fees and other estimated offering expenses (the “Offering”). The purchase price for each share and the accompanying June RD Warrant was $3.035. The transaction closed on June 11, 2024. In addition, in connection with the Offering, we issued 504,489 June FA Warrants to Dawson James Securities, LLC and its designees in connection with their services as placement agent.

The June RD Warrants are exercisable on or after the date of stockholder approval and have an exercise price of $2.91 per share. The June RD Warrants will expire five years from the date we obtain stockholder approval for the issuance of the June RD Warrants and the shares issuable upon exercise of the June RD Warrants. Each June RD Warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions. The June RD Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares issuable upon exercise of the June RD Warrants.

The June FA Warrants have generally the same terms and conditions as the June RD Warrants, except that the June FA Warrants will have a term of five years from the commencement of sales.

The issuance of the June RD Warrants and the June FA Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

EXCHANGE AGREEMENT

On April 22, 2024, we entered into the Exchange Agreement with DWM Properties LLC (“DWM”), pursuant to which we agreed with DWM to exchange the remaining $7,218,350 of a certain Secured Promissory Note, dated July 31, 2023, issued by us to DWM for 412,360 shares of our common stock. In connection with the Exchange Agreement, we entered into a voting agreement (the “Voting Agreement”) with DWM, pursuant to which DWM agreed that at any meeting of our stockholders, however called, or in any action by written consent of our stockholders in lieu of a meeting, DWM will vote all of the shares of common stock which DWM is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of our stockholders or by written consent in lieu of a meeting, in favor of the approval for the issuance of the April RD Warrants and shares issuable upon exercise of the April RD Warrants. DWM is an entity controlled by our Chief Executive Officer, Danny Meeks.

The issuance of the Exchange Shares was made in reliance on the exemption provided by Section 3(a)(9) of the Securities Act, for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the common stock offered by this prospectus by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price, with respect to all Warrants, would result in gross proceeds to us of approximately $79,521,010. The proceeds from such Warrant exercises, if any, will be used for expansion of our metal recycling operations, bringing our copper extraction system online, and other working capital and general corporate purposes. We cannot predict when or whether the Warrants will be exercised, and it is possible that some or all of the Warrants may expire unexercised. For information about the Selling Stockholders, see “Selling Stockholders.”

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares of common stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

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DIVIDEND POLICY

We have never declared or paid cash or stock dividends on our common stock and do not anticipate paying any dividends on the shares of our common stock in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Any future determination to declare dividends on common stock will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES

The following summary of certain provisions of our securities does not purport to be complete and is subject to our certificate of incorporation and bylaws and the provisions of applicable law. Copies of our amended and restated certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Authorized Capitalization

General

The total amount of our authorized share capital consists of 1,200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock Rights

Voting rights. Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Dividend rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Rights upon liquidation. In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other rights. No holder of shares of common stock is entitled to preemptive or subscription rights contained in our certificate of incorporation or bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of preferred stock with preferential rights that we may issue in the future.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate

●	provide that the authorized number of directors may be changed only by resolution adopted by the board of directors;

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●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by the board of directors or by holders of more than ten percent (10%) of all shares entitled to vote at the meeting;

●	provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any claims, including derivative actions, brought by a stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law, of the DGCL, confers jurisdiction upon the Court of Chancery of the State of Delaware; and

●	provide the ability to our board of directors to authorize and designated undesignated preferred stock and issue such preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

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Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of us or any of its subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 10 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our certificate of incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that actions, including derivative actions brought in our name, by stockholders (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity and (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; provided, however, that the foregoing provisions will not apply to any claims arising under the Exchange Act or the Securities Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and outstanding Series D Preferred Stock is Equity Stock Transfer, Inc. The transfer agent and registrar’s address is 237 W 37th St #602, New York, NY 10018, phone number (212) 575-5757. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “GWAV”.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are those Exchange Shares issued to DWM and those shares of common stock issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the issuance of the Inducement Warrants and the March FA Warrants, see “Inducement Warrants” above. For additional information regarding the issuance of the April RD Warrants, the April FA Warrants, the May RD Warrants, the May FA Warrants, the June RD Warrants, and the June FA Warrants, see “Registered Direct Offerings” above. For additional information regarding the issuance of the Exchange Shares, see “Exchange Agreement” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares of common stock for resale from time to time. Except for: (i) DWM being controlled by our Chief Executive Officer; (ii) the ownership of the Existing Warrants; (iii) certain Selling Stockholders who participated in a registered direct offering we conducted in August 2023; (iv) ownership of the Inducement Warrants, the ownership of the shares of common stock and April RD Warrants issued pursuant to the April RD Purchase Agreement, the ownership of the shares of common stock and May RD Warrants issued pursuant to the May RD Purchase Agreement, and the ownership of the shares of common stock and June RD Warrants issued pursuant to the June RD Purchase Agreement; and (v) the financial advisor’s services to us as our financial advisor, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, based on their respective ownership of shares of common stock and Warrants, as of July 18, 2024, assuming exercise of the Warrants held by each such Selling Stockholder on that date without taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders and does not take in account any limitations on exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Inducement Warrants, this prospectus generally covers the resale of the maximum number of shares of common stock issued or issuable upon exercise of the Inducement Warrants, determined as if the outstanding Inducement Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the exercise price of the Inducement Warrants then in effect calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

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Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of our outstanding shares of common stock. The number of shares in the second and fourth columns do not reflect these limitations, but the percentages set forth in the fifth column do give effect to such limitations. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of Shares of Common Stock of Owned After Offering(2)	Percentage of Shares of Common Stock of Owned After Offering(42)
32 Entertainment LLC(3)	-	87,253	-	-%
3i, LP(4)	-	1,962,647	-	-%
Andrew Arno(5)	-	8,907	-	-%
Anson East Master Fund LP(6)	-	1,272,893	-	-%
Anson Investments Master Fund LP(7)	-	4,618,983	-	-%
Brio Capital Master Fund, Ltd. (8)	-	404,847	-	-%
Dawson James Securities, LLC(9)	196	332,203	196	* %
Danny Meeks(10)	1,775,019	412,360	1,362,659	10.69%
Empery Asset Master, LTD(11)	-	66,403	-	-%
Empery Debt Opportunity Fund, LP(12)	-	84,087	-	-%
Empery Tax Efficient, LP(13)	-	36,371	-	-%
Gregory Castaldo(14)	-	1,856,777	-	-%
HB Fund LLC(15)	-	37,682	-	-%
Hudson Bay Master Fund Ltd. (16)	-	3,746,912	-	-%
Intracoastal Capital, LLC(17)	-	220,389	-	-%
Iroquois Capital Investment Group LLC(18)	-	450,989	-	-%
Iroquois Master Fund Ltd.(19)	-	429,429	-	-%
Jaime Taicher(20)	-	32,813	-	-%
Jonathan Lawrence(21)	-	743	-	-%
Jonathan Schechter(22)	-	693,467	-	-%
Joseph Reda(23)	-	3,100,006	-	-%
Kingsbrook Opportunities Master Fund LP(24)	-	9,343	-	-%
L1 Capital Global Opportunities Master Fund(25)	-	1,655,943	-	-%
Leonard R. Warner Jr. (26)	-	190,821	-	-%
Leonite Fund I, LP(27)	-	18,686	-	-%
LGH Investments, LLC(28)	-	14,949	-	-%
Linda Mackay(29)	-	1,040	-	-%
Living Full Blast Inc. (30)	-	3,738	-	-%
Rampart Capital Group, LLC(31)	-	37,372	-	-%
Richard Molinsky(32)	-	411,671	-	-%
Sabby Volatility Warrant Master Fund, Ltd.(33)	-	2,675,025	-	-%
Seafield Brothers Holdings, LLC(34)	-	1,869	-	-%
Sixth Borough Capital Fund LP(35)	491	1,016,867	491	* %
The Special Equities Opportunity Fund, LLC(36)	-	862,372	-	-%
Timothy Tyler Berry(37)	-	190,945	-	-%
William Cobb(38)	-	3,738	-	-%
Robert D. Keyser, Jr.(39)	-	64,829	-	-%
Unterberg Legacy, LLC(40)	-	97,243	-	-%
Robert Forster(41)	-	500,000	-	-%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock

(1)	This column represents the amount of shares that will be held by the Selling Stockholders after completion of this offering based on the assumptions that (a) all securities registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of common stock are acquired or sold by the Selling Stockholders prior to completion of this offering. However, the Selling Stockholders are not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus.

11

(2)	For the purposes of the calculations of common stock to be sold pursuant to the prospectus we are assuming the exercise of 100% of all of the Warrants held by the Selling Stockholders, without regard to any limitations set forth therein.

(3)	Robert Wolf, the Founder of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 9 Westerleigh Road, Purchase, NY 10577.

(4)	The business address of 3i, LP is 2 Wooster Street, 2nd floor, New York, NY 10013. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i, LP. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.

(5)	The address of this Selling Stockholder is 240 Riverside Boulevard PH2B, New York, NY 10069.

(6)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the manager of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(7)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the manager of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(8)	Shaye Hirsch, the Director of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 100 Merrick Road Suite 401W, Rockville Centre, NY 11570.

(9)	Robert D. Keyser, Jr., the CEO of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 101 N Federal Hwy, Suite 600, Boca Raton, FL, 33432.

(10)	The address of this Selling Stockholder is 4016 Raintree Rd, Ste 300, Chesapeake, VA 23321.

(11)	Empery Asset Management LP, the authorized agent of Empery Asset Master, LTD (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is c/o Empery Asset Management LP 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(12)	Empery Asset Management LP, the authorized agent of Empery Debt Opportunity Fund, LP (“EDOF”), has discretionary authority to vote and dispose of the shares held by EDOF and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EDOF. EDOF, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is c/o Empery Asset Management LP 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(13)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is c/o Empery Asset Management LP 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(14)	The address of this Selling Stockholder is 3776 Steven James Drive, Garnet Valley, PA 19060.

(15)	Hudson Bay Capital Management LP, the investment manager of HB Fund LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of HB Fund LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of this Selling Stockholder is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(16)

Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd., and Sander Gerber disclaims beneficial ownership over these securities. The address of this Selling Stockholder is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(17)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of this Selling Stockholder is 245 Palm Trail, Delray Beach, FL 33483.

12

(18)

Iroquois Capital Management L.L.C. is the investment manager of Iroquois Capital Investment Group LLC. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC , Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Capital Investment Group LLC. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Capital Investment Group LLC. The address of this Selling Stockholder is 125 Park Ave., 25th Fl., New York, NY 10017.

(19)	Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC , Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The address of this Selling Stockholder is 125 Park Ave., 25th Fl., New York, NY 10017.

(20)	The address of this Selling Stockholder is 475 2nd Street N, Unit 204, Saint Petersburg, FL 33701.

(21)	The address of this Selling Stockholder is 1515 N. Federal Highway Suite 300, Boca Raton, FL 33431.

(22)	The address of this Selling Stockholder is 135 Sycamore Drive, Roslyn, NY 11576.

(23)	The address of this Selling Stockholder is 1324 Manor Circle, Pelham, NY 10803.

(24)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The address of this Selling Stockholder is 689 Fifth Avenue, 12th Floor, New York, NY 10022.

(25)	David Feldman, the Portfolio Manager of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(26)	The address of this Selling Stockholder is 220 Victory Drive, Massapequa Park, NY 11762.

(27)

Avi Geller, the CIO of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 1 Hillcrest Center Drive, Ste 232, Spring Valley, NY 10977.

(28)

Lucas Hoppel, the President of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 6170 Tiki Ct, San Diego, CA 92130.

(29)	The address of this Selling Stockholder is 135 Sycamore Drive, Roslyn, NY 11576.

(30)	Marc Savas, the Chief Executive Officer of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 3773 New Hope Road, Aubrey, TX 76627.

(31)	Peter Abskharon, the Partner of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 6111 W 74th Street, Westchester, CA 90045.

(32)	The address of this Selling Stockholder is 329 Chestnut Hill Road, Unit 2, Norwalk, CT 06883.

(33)	Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., except to the extent of their respective pecuniary interest therein. The address of this Selling Stockholder is c/o Sabby Mgt. LLC, 10 Mountainview Rd., Suite 205, Upper Saddle River, NJ 07458.

(34)	Robert Haag, the Managing Member of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 720 N.4th Street, Montpelier, ID 83254.

(35)	Robert D. Keyser, Jr., the CEO of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 1515 N. Federal Highway Suite 300, Boca Raton, FL 33431.

(36)

Jonathan Schechter, a Member of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 135 Sycamore Drive, Roslyn, NY 11576.

(37)	The address of this Selling Stockholder is 4 Millers Way, Old Lyme, CT 06371.

(38)	The address of this Selling Stockholder is 38 Oakwood Road, Allendale, NJ 07401.

(39)	The address of this Selling Stockholder is 2973 NE 7th Drive, Boca Raton, FL 33432.

(40)

James Satloff, the Managing Member of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 10 Gracie Square Apt 9E, New York, NY 10028.

(41)	The address of this Selling Stockholder is 54 Deepdale Dr, Great Neck, NY 11021.

(42)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on July 18, 2024. On July 18, 2024, there were 12,750,628 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding warrants owned by that person which are exercisable or convertible within 60 days of July 18, 2024. Warrants held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership amount our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

13

PLAN OF DISTRIBUTION

We are registering the Exchange Shares and the shares of common stock issuable upon exercise of the Warrants to permit the resale of these shares of common stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the Selling Stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

14

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, estimated to be $43,863.49 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Pryor Cashman LLP, New York, New York. Additional legal matters may be passed upon for us, the Selling Stockholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

Our consolidated balance sheets as of December 31, 2023 and 2022 and the related consolidated statement of operations, stockholders’ equity and cash flows for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus nor in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Greenwave. The address of the SEC website is www.sec.gov. We maintain a website at www.GWAV.com. Information contained in or accessible through our website does not constitute a part of this prospectus. Because our common stock is listed on the Nasdaq Capital Market, you may also inspect reports, proxy statements and other information at the offices of the Nasdaq Capital Market.

15

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 16, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which was filed with the SEC on May 20, 2024;

●	our Current Reports on Form 8-K filed with the SEC on March 18, 2024, April 1, 2024 (as amended on Form 8-K/A on April 2, 2024), April 4, 2024, April 22, 2024, May 3, 2024, May 9, 2024, May 10, 2024, May 16, 2024, June 3, 2024, June 3, 2024, June 11, 2024 (as amended on Form 8-K/A on June 12, 2024), and June 18, 2024 (in each case other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

●	the description of our common stock contained in the registration statement on Form 8-A, dated July 21, 2022, File No. 001-41452, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023 and any other amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Greenwave Technology Solutions, Inc.

4016 Raintree Rd., Ste 300

Chesapeake, VA 23321

(800) 490-5020

Attention: Chief Financial Officer

16

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

27,612,612 Shares

COMMON STOCK

PROSPECTUS

__________, 2024

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The aggregate estimated (other than the registration fee) expenses payable by the Company in connection with a distribution of securities registered hereby are as follows:

Securities and Exchange Commission Registration Fee	$6,928.56
Legal Fees and Expenses	$15,000.00
Accountants’ Fees and Expenses	$25,000.00
Miscellaneous	$1,000.00
Total	$47,928.56

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s bylaws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

II-1

Item 16. Exhibits.

Exhibit Number	Description
4.1	Form of Inducement Warrant (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on March 18, 2024)
4.2	Form of April RD Warrant issued to Purchasers (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on April 22, 2024)
4.3	Form of April FA Warrant (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on April 22, 2024)
4.4	Form of May RD Warrant issued to Purchasers (incorporated herein by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed on May 20, 2024)
4.5	Form of May FA Warrant (incorporated herein by reference to Exhibit 4.2 to our Quarterly Report on Form 10-Q filed on May 20, 2024)
4.6	Form of June RD Warrant issued to Purchasers (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on June 11, 2024)
4.7	Form of June FA Warrant issued to Purchasers (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on June 11, 2024)
5.1	Opinion of Pryor Cashman LLP*
10.1	Form of Inducement Letter (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on March 18, 2024)
10.2	Form of Securities Purchase Agreement between the Company and the Purchasers signatory thereto (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on April 22, 2024)
10.3	Form of Exchange Agreement (incorporated herein by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on April 22, 2024)
10.4	Form of Voting Agreement (incorporated herein by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on April 22, 2024)
10.5	Form of Securities Purchase Agreement between the Company and the Purchasers signatory thereto (incorporated herein by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 20, 2024)
10.6	Form of Securities Purchase Agreement between the Company and the Purchasers signatory thereto (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on June 11, 2024)
23.1	Consent of Independent Registered Public Accounting Firm, RBSM LLP*
23.2	Consent of Pryor Cashman LLP (included in legal opinion filed as Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)*
107	Filing Fee Table*

*	Filed herewith.

Item 17. Undertakings.

a.	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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5. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6. The undersigned registrant hereby undertakes that:

i. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chesapeake, Virginia on July 19, 2024.

Greenwave Technology Solutions, Inc.

By:	/s/ Danny Meeks
Danny Meeks
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Greenwave Technology Solutions, Inc., hereby severally constitute and appoint Danny Meeks as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Danny Meeks	Chief Executive Officer, Director, Chairman	July 19, 2024
Danny Meeks	(principal executive officer)

/s/ Isaac Dietrich	Chief Financial Officer	July 19, 2024
Isaac Dietrich	(principal financial and accounting officer)

/s/ Henry Sicignano III	Director	July 19, 2024
Henry Sicignano III

/s/ Cheryl Lanthorn	Director	July 19, 2024
Cheryl Lanthorn

/s/ John Wood	Director	July 19, 2024
John Wood

/s/ Jason Adelman	Director	July 19, 2024
Jason Adelman

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